UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2014

Huttig Building Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14982	43-0334550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Maryville University Dr., Suite 400, St. Louis, MO	63141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (314) 216-2600

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 28, 2014, Huttig Building Products, Inc. and its wholly owned subsidiary, Huttig, Inc. (collectively, the “Company”), entered into a Third Amendment to Amended and Restated Credit Agreement (the “Third Amendment”) with General Electric Capital Corporation (“GECC”), as agent and a lender, and Wells Fargo Capital Finance, LLC (“Wells Fargo”), as a lender.

The Third Amendment revises certain provisions of the Company’s existing revolving credit facility (the “Facility”), including as set forth below.

Facility Size

The Third Amendment increased the aggregate commitment of all Lenders from $120,000,000 to $160,000,000.

Term

The Third Amendment extends the maturity date of the Facility from December 21, 2017 to May 28, 2019.

Interest Rate

Under the Facility, borrowings bear interest at: (i) the LIBOR rate plus an applicable margin, or (ii) the Index Rate plus an applicable margin. Under the Third Amendment, starting July 1, 2014 the margins, based on average borrowing availability, changed to LIBOR plus 1.50% - 2.25% from LIBOR plus 2.25% - 2.75%. Index rate margins were also reduced.

As of the effective date of the Third Amendment, the unused line fee margin is 0.25%. Prior to the Third Amendment, it was 0.30% - 0.375% based on average borrowing availability.

Fixed Charge Coverage Ratio

The sole financial covenant in the Facility – the minimum fixed charge coverage ratio – was revised from 1.25:1.00 to 1.05:1.00. On any day that borrowing availability is less than the minimum availability amount, the Company must have on a consolidated basis at the end of each fiscal quarter, a fixed charge coverage ratio for the 12-month period then ended of not less than 1.05:1.00. The definition of “minimum availability amount” was also revised under the Third Amendment to mean an amount equal to the greater of (a) $12,500,000 (previously $10,000,000), and (b) 12.5% of the Borrowing Base (but not to exceed 12.5% of the Maximum Amount) as of that date.

Selected Other Amendments

The Third Amendment provides the Company with additional flexibility with respect to permitted acquisitions, purchase money indebtedness, capital lease obligations, share repurchases and dividends.

The foregoing description of the material terms of the Third Amendment is qualified in its entirety by reference to the Third Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Other than the Facility itself, there is no material relationship between the Company and GECC or Wells Fargo, except that the Company leases certain items of equipment from GECC and houses certain customary treasury bank functions with Wells Fargo.

A copy of the press release announcing the closing of the Third Amendment is filed as Exhibit 99.1 to this Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is set forth above under “Item 1.01 Entry Into a Material Definitive Agreement” and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Third Amendment to Amended and Restated Credit Agreement dated as of May 28, 2014, among Huttig Building Products, Inc., Huttig, Inc., General Electric Capital Corporation, as agent and a lender, and Wells Fargo Capital Finance, LLC, as a lender

99.1	Press Release dated May 28, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huttig Building Products, Inc.
(Registrant)

Date: May 29, 2014

/s/ Philip W. Keipp
Philip W. Keipp
Vice President and Chief Financial Officer